EMERITUS CORPORATION

AGREEMENT REGARDING SERIES B CONVERTIBLE PREFERRED STOCK

This Agreement entered into as of May __, 2005 is between Emeritus Corporation (the "Company"), Saratoga Partners IV, L.P., Saratoga Management Company LLC and Saratoga Coinvestment IV LLC (collectively, the "Saratoga Entities").

RECITALS

A. The Company has outstanding 36,970 shares of Series B Convertible Preferred Stock (the "Preferred Stock"), which is governed by the Designation of Rights and Preferences of Series B Convertible Preferred Stock filed with the Secretary of State of Washington on December 29 1999 (the "Designations").

B. The Saratoga Entities own all of the outstanding Preferred Stock as set forth on Exhibit A to this Agreement.

C. The outstanding Preferred Stock has accrued and unpaid cash dividends in the aggregate amount of $10,771,907.50 as set forth in Exhibit A (the "Unpaid Dividends").

D. The Company intends to declare and pay the Unpaid Dividends and simultaneously with such payment the Saratoga Entities have agreed to convert all of the outstanding Preferred Stock into shares of the Company's Common Stock (the "Common Stock") in accordance with the terms and conditions of the Declaration.

AGREEMENT

As parties hereto, the Company and each of the Saratoga Entities agree:

1. Conversion Price of Preferred Stock

The Company and the Saratoga Entities (subject to the accuracy of the information provided by the Company) agree and confirm that the Series B Conversion Price (as defined in 6(b) of the Declaration) is $6.89 after taking into account adjustments contemplated by Section 7 of the Declaration.

2. Agreement to Convert

Each of the Saratoga Entities shall convert all of its Preferred Stock into Common Stock on the following terms and conditions:

(a) The Company shall give the Saratoga Entities written notice that it intends to pay the Unpaid Dividends and setting the date of payment (the "Payment Date"),

which shall be not less than five business days after the date of the notice. Payment shall be wire transfered in immediately available funds.

(b) Simultaneously with the payment of the Unpaid Dividends, each of the Saratoga Entities shall deliver to the Company (i) stock certificates representing all of the Preferred Stock owned by such entity and (ii) a notice of conversion in the form attached to this Agreement as Exhibit B.

(c) The Company will treat shares of Common Stock received by any of the Saratoga Entities upon conversion of the Preferred Stock and distributed by such Saratoga Entity to its partners or members as transferable by each such partner or member under Rule 144(k) under the Securities Act of 1933, as amended, (the "1933 Act") and the Company shall instruct its transfer agent to issue and deliver to such partner or member stock certificates representing such shares of Common Stock free of any legend or notation relating to restrictions under the 1933 Act, subject to the following terms and conditions:

(i)
in such distribution of Common Stock to partners or members of the Saratoga Entities, such partner or member shall have received only its portion of the Common Stock so distributed, determined in accordance with the provisions of governing instrument of the relevant Saratoga Entity, and such partner or member shall not have furnished any consideration in return for such distribution;

(ii)	such partner or member is not acting in concert with any other partner or member in connection with the sale of such shares of Common Stock;

(iii)
at the time of such distribution or during the 90 days prior thereto, such partner or member shall not have been an "affiliate" of the Company as that term is defined in the rules and regulations under the Act;

(iv)	such partner or member shall have furnished to the Company a certificate to the effect that the statements contained in subparagraphs (i), (ii) and (iii) above are true and correct;

(v)
if, in the opinion of the Company, the legal standards governing the resale of securities received in a distribution by a partnership or limited liability company have changed from those currently applicable or if the Company's transfer agent independently requires a legal opinion to issue stock certificates free of a restrictive legend, the Company shall have received an opinion of its legal counsel to the effect that such shares may be sold by such partner or member without restriction.

(d) The Company hereby waives the application of Sections 2.1 and 4.1(c) of the Shareholders Agreement dated December 30, 1999 as to the distribution of shares by Saratoga Partners IV, L.P. to Tresser L.P.

3. Termination

If payment of the Unpaid Dividends does not occur on or before June 30, 2005, then this Agreement and the Saratoga Entities obligations to convert shall terminate.

4. General Provisions

(a) Amendment and Waiver. No waiver of or consent to any departure by any of the parties from any provision of this Agreement shall be effective unless in writing and signed by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the parties.

(b) Notices. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, and, if to one of the Saratoga Entities, addressed to Saratoga Management Company LLC at:

Saratoga Management Company LLC
535 Madison Avenue
New York, NY 10022
Attention: Charles P. Durkin
Telephone: (212) 906-7044
Fax: (212) 750-3343

or to such other address as a Saratoga Entity may designate in writing and, if to the Company, addressed to the Company at:

Emeritus Corporation
3131 Elliot Avenue, Suite 500
Seattle, Washington 98121
Attention: Raymond R. Brandstrom
Telephone: (206) 298-2909
Fax: (206) 301-4500

With a copy to:

Perkins Coie
1201 Third Avenue
Seattle, Washington 98101
Attention: Michael E. Stansbury, Esq.
Telephone: (206) 359-8771
Fax: (206) 359-9771

or to such other address as the Company may designate in writing. All such notices and demands shall be deemed given when received.

(c) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

(d) Binding Effect; Assignment. The rights of the Saratoga Entities or the Company under this Agreement may not be assigned to any other Person except with the prior written consent of the other parties hereto. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and the Saratoga Entities, and their respective successors and permitted assigns.

(e) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the state of Washington, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflicts of laws.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(h) No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto.

(i) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY

EMERITUS CORPORATION
/s/ Raymond R. Branstrom
By:  Raymond R. Brandstrom

SARATOGA ENTITIES

SARATOGA PARTNERS IV, L.P.

By:     SARATOGA ASSOCIATES IV LLC

By:     SARATOGA MANAGEMENT            COMPANY LLC, its Manager

                                /s/ Charles P. Durkin
           By  Charles P. Durkin

SARATOGA COINVESTMENT IV LLC

By:     SARATOGA MANAGEMENT            COMPANY LLC, its Manager

                                /s/ Charles P. Durkin
       By  Charles P. Durkin

SARATOGA MANAGEMENT COMPANY LLC

                              /s/ Charles P. Durkin
                                    By  Charles P. Durkin

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EXHIBIT A

OWNERSHIP OF PREFERRED STOCK

Holder	Shares	Dividends
Saratoga Partners IV, L.P.	34,659	$ 10,098,554.02
Saratoga Coinvestment IV LLC	925	269,516.21
Saratoga Management Company LLC	1,386	403,837.27
Total	36,970	$ 10,771,907.50